EXHIBIT (h)(4)(b)

AMENDED SCHEDULE A to EXPENSE REIMBURSEMENT AGREEMENT

Dated: January 31, 2018

Calvert Fund	Effective Date	Term. Date	Classes
			A	C	F	I	R6	Single[1]
Calvert Impact Fund Inc.
Calvert Global Energy Solutions Fund	1/1/2017	1/31/2019	1.28%	2.03%		0.93%
Calvert Global Water Fund	1/1/2017	1/31/2019	1.28%	2.03%		0.93%
Calvert Green Bond Fund	1/1/2017	1/31/2019	0.85%			0.50%
Calvert Small-Cap Fund	1/1/2017	1/31/2019	1.29%	2.04%		0.92%
Calvert Management Series
Calvert Absolute Return Bond Fund	1/1/2017	4/30/2019	1.02%	1.77%		0.65%
Calvert Floating-Rate Advantage Fund	10/10/2017	1/31/2019	1.59%			1.34%	1.29%
Calvert Responsible Municipal Income Fund	1/1/2017	4/30/2019	0.80%	1.55%		0.45%
Calvert Ultra-Short Duration Income NextShares	10/3/2017	1/31/2019						0.38%
Calvert Responsible Index Series, Inc.
Calvert International Responsible Index Fund	1/1/2017	1/31/2019	0.62%			0.27%
Calvert US Large-Cap Core Responsible Index Fund	10/2/2017	1/31/2019	0.54%	1.29%		0.19%	0.19%
Calvert US Large-Cap Growth Responsible Index Fund	1/1/2017	1/31/2019	0.57%			0.22%
Calvert US Large-Cap Value Responsible Index Fund	1/1/2017	1/31/2019	0.57%			0.22%
Calvert US Mid-Cap Core Responsible Index Fund	1/1/2017	1/31/2019	0.57%			0.22%
Calvert Social Investment Fund
Calvert Aggressive Allocation Fund[2]	1/1/2017	1/31/2019	0.43%	1.18%		0.08%
Calvert Balanced Fund	1/1/2017	1/31/2019	0.94%	1.69%		0.62%
Calvert Bond Fund	10/2/2017	1/31/2019	0.88%	1.63%		0.53%	0.53%
Calvert Conservative Allocation Fund[2]	1/1/2017	1/31/2019	0.44%	1.19%		0.09%
Calvert Equity Fund	10/2/2017	1/31/2019	1.07%	1.82%		0.70%	0.70%
Calvert Moderate Allocation Fund[2]	1/1/2017	1/31/2019	0.44%	1.19%		0.09%

[1]	Fund offers only one unnamed class of shares.
[2]	Expense reimbursement cap excludes acquired fund fees and expenses.

Calvert Fund	Effective Date	Term. Date	Classes
			A	C	F	I	R6	Single[1]
Calvert World Values Fund, Inc.
Calvert Emerging Markets Equity Fund	1/1/2017	1/31/2019	1.27%	2.02%		0.92%	0.92%
Calvert International Equity Fund	1/1/2017	1/31/2019	1.32%	2.07%		0.95%
Calvert International Opportunities Fund	1/1/2017	1/31/2019	1.43%	2.26%		1.16%
Calvert Mid-Cap Fund	1/1/2017	1/31/2019	1.21%	1.96%		0.86%
The Calvert Fund
Calvert High Yield Bond Fund	1/1/2017	1/31/2019	1.07%	1.82%		0.74%
Calvert Income Fund	1/1/2017	1/31/2019	0.99%	1.74%		0.64%
Calvert Long-Term Income Fund	1/1/2017	1/31/2019	0.92%			0.55%
Calvert Short Duration Income Fund	1/1/2017	1/31/2019	0.88%	1.64%		0.52%
Calvert Ultra-Short Duration Income Fund	10/2/2017	1/31/2019	0.77%			0.50%	0.50%
Calvert Variable Products, Inc.
Calvert VP EAFE International Index Portfolio	1/1/2017	4/30/2019			0.73%	0.48%
Calvert VP Investment Grade Bond Index Portfolio	1/1/2017	4/30/2019			0.57%	0.32%
Calvert VP Nasdaq 100 Index Portfolio	1/1/2017	4/30/2019			0.73%	0.48%
Calvert VP Russell 2000 Small Cap Index Portfolio	1/1/2017	4/30/2019			0.63%	0.38%
Calvert VP S&P 500 Index Portfolio	1/1/2017	4/30/2019						0.28%
Calvert VP S&P MidCap 400 Index Portfolio	1/1/2017	4/30/2019			0.55%	0.30%
Calvert VP Volatility Managed Growth Portfolio[2]	1/1/2017	4/30/2019			0.83%
Calvert VP Volatility Managed Moderate Growth Portfolio[2]	1/1/2017	4/30/2019			0.83%
Calvert VP Volatility Managed Moderate Portfolio[2]	1/1/2017	4/30/2019			0.83%
Calvert Variable Series, Inc.
Calvert VP SRI Balanced Portfolio	1/1/2017	4/30/2019			1.07%	0.69%
Calvert VP SRI Mid Cap Portfolio	1/1/2017	4/30/2019						0.99%

[1]	Fund offers only one unnamed class of shares.
[2]	Expense reimbursement cap excludes acquired fund fees and expenses.